Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                 Date of Report December 15, 1998
                 (Date of earliest event reported)



                      CalEnergy Company, Inc.
      (Exact name of registrant as specified in its charter)



    Delaware                     1-9874             94-2213782
(State of other          (Commission File         (IRS Employer
 jurisdiction of                Number)        Identification No.)
 incorporation)



 302 South 36th Street, Suite 400, Omaha, NE           68131
   (Address of principal executive offices)           Zip Code

Registrant's Telephone Number, including area code:    (402) 341-4500

                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On December 15, 1998, the registrant announced that, acting pursuant to authorization of its Board of Directors, it had irrevocably called for redemption on January 15, 1999 all of its outstanding 10 1/4% Senior Discount Notes due 2004.

      Pursuant to the provisions of the Note Indenture between CalEnergy and IBJ Schroder Bank & Trust Company, as Trustee, the Notes will be redeemed, in full, on January 15, 1999 at 105.125% of the principal amount thereof plus accrued and unpaid interest of $51.25 per $1,000 principal amount of the Notes, resulting in an aggregate redemption price per $1,000 principal amount of the Notes of $1,102.50.

      Payment of the Notes being redeemed will be made only upon presentation and surrender of the Notes by hand or by mail to the Trustee as follows: IBJ Schroder Bank & Trust Company, One State Street, Securities Processing Window, SC-1, New York, New York 1004. Any questions relating to this Notice of Redemption or the loss of a Note should be directed to the Customer Service Department at IBJ Schroder Bank & Trust Company at (212) 858-2040. The Notes will no longer be deemed outstanding on and after January 15, 1999, interest on the Notes will cease to accrue and all rights with respect to the Notes will cease, except only the right of the holders thereof to receive the redemption price.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated December 15, 1998

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                By: /s/ Steven A. McArthur
                                        Steven A. McArthur
                                        Executive  Vice  President and
                                        General Counsel




                                           Dated: December 15, 1998

                                                          Exhibit 1







FOR IMMEDIATE RELEASE

Craig M. Hammett - Senior Vice President, Chief Financial Officer 402-341-4500
Patti McAtee - Director, Corporate Communications                 402-341-4500
Kate Inverarity - Brunswick                                       212-333-3810

     CalEnergy Announces Notice of Redemption of the Company's
               10 1/4% Senior Discount Notes Due 2004

     OMAHA, NE, December 15, 1998: CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX and London) announced today that the Company called for redemption of all its outstanding 10 1/4% Senior Discount Notes due 2004 (collectively, the "Notes"). Pursuant to the provisions of the Note Indenture, between CalEnergy and IBJ Schroder Bank & Trust Company, as
Trustee, the Notes will be redeemed, in full, on January 15, 1999 at 105.125% of the principal amount thereof plus accrued and unpaid interest of $51.25 per $1,000 principal amount of the Notes, resulting in an aggregate redemption price per $1,000 principal amount of the Notes of $1,102.50.

     Payment of the Notes being redeemed will be made only upon presentation and surrender of the Notes by hand or by mail to the Trustee as follows: IBJ Schroder Bank & Trust Company, One State Street, Securities Processing Window, SC-1, New York, New York 10004. Any questions relating to this Notice of Redemption or the loss of a Note should be directed to the Customer Service Department at IBJ Schroder Bank & Trust Company at (212) 858-2040. The Notes will no longer be deemed outstanding on and after January 15, 1999, interest on the Notes will cease to accrue and all rights with respect to the Notes will cease, except only the right of the holders thereof to receive the redemption price.

     CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to approximately 2.2 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,300 people worldwide. For the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion.


                         www.calenergy.com

                               # # #